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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-7477, 33-19024, 33-31161, 33-36315,
33-44719, 33-49814, 33-66502, 33-69292, 33-81848, 33-99272, 333-10163,
333-31917, 333-67079, 333-67081, 333-74583) of PictureTel Corporation of our
report dated February 12, 1999 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 1999